Exhibit 24

Power of Attorney

The undersigned hereby constitutes and appoints Randy J. Henderson as the undersigned’s true and lawful attorney-in-fact to:

(1)                  execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or a stockholder owning more than 10% of RiskMetrics Group, Inc. (the “Company”) common stock, Forms 3, 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder;

(2)                  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3)                  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of such substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to either of the foregoing attorneys -in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of January, 2008.

SPECTRUM EQUITY INVESTORS IV, L.P.

By: Spectrum Equity Associates IV, L.P. Title: General Partner

/s/ Randy J. Henderson
Name:	Randy J. Henderson
Title:	General Partner of
Spectrum Equity Associates IV, L.P.

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.

/s/ Randy J. Henderson
Name:	Randy J. Henderson
Title:	General Partner

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.

By: Spectrum Equity Associates IV, L.P. Title: General Partner

/s/ Randy J. Henderson
Name:	Randy J. Henderson
Title:	General Partner of
Spectrum Equity Associates IV, L.P.

SPECTRUM EQUITY ASSOCIATES IV, L.P.

/s/ Randy J. Henderson
Name:	Randy J. Henderson
Title:	General Partner

/s/ Christopher Mitchell
Name:	Christopher Mitchell